Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement on Form S-8 (No. 33-49743) pertaining to the 1993 Key Employee Stock Incentive Plan,

(2)	Registration Statements on Form S-8 (No. 333-30043 and No. 333-40502) pertaining to the 1993 Employee Stock Incentive Plan,

(3)	Registration Statement on Form S-8 (No. 333-92224) pertaining to the 2002 Stock Incentive Plan,

(4)	Registration Statement on Form S-8 (No. 333-116993) pertaining to the Amended and Restated 2002 Stock Incentive Plan,

(5)	Registration Statement on Form S-8 (No. 333-06871) pertaining to the Director Deferred Stock Ownership Plan,

(6)

Registration Statement on Form S-8 (No. 33-50856) pertaining to the Savings Incentive Plan of McGraw-Hill, Inc. and its Subsidiaries, the Employee Retirement Account Plan of McGraw-Hill, Inc. and its Subsidiaries, the Standard & Poor’s Savings Incentive Plan for Represented Employees, the Standard & Poor’s Employee Retirement Account Plan for Represented Employees, the Employees’ Investment Plan of McGraw-Hill Broadcasting Company, Inc. and its Subsidiaries,

(7)

Registration Statement on Form S-8 (No. 333-126465) pertaining to the Savings Incentive Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, the Employee Retirement Account Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries, the Standard & Poor’s Savings Incentive Plan for Represented Employees, and the Standard & Poor’s Employee Retirement Account Plan for Represented Employees,

(8)	Registration Statement on Form S-8 (No. 333-157570) pertaining to the 401(k) Savings and Profit Sharing Plan of The McGraw-Hill Companies, Inc. and its Subsidiaries,

(9)	Registration Statement on Form S-8 (No. 333-167885) pertaining to the Amended and Restated 2002 Stock Incentive Plan,

(10)	Registration Statement on Form S-8 (No. 333-231476) pertaining to the S&P Global Inc. 2020 Stock Incentive Plan S&P Global Inc. Amended and Restated Director Deferred Stock Ownership Plan,

(11)	Registration Statement on Form S-4 (No. 333-251999) and the related Prospectus of S&P Global Inc.; and

(12)	Post-Effective Amendment No. 1 on Form S-8 to Registration Statement on Form S-4 (No. 333-251999)

of our report dated January 24, 2022, with respect to the consolidated financial statements of IHS Markit Ltd. included in its Annual Report (Form 10-K) for the year ended November 30, 2021, incorporated by reference in this Current Report on Form 8-K/A of S&P Global Inc.

/s/ Ernst & Young LLP

Denver, Colorado

March 3, 2022